UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2009

Date of Report (Date of earliest event reported)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
c/o AMC Entertainment Inc. 920 Main Street Kansas City, Missouri 64105-1977
(Address, including zip code, of registrant’s principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

                On May 27, 2009, AMC Entertainment Inc. (the “Company”) announced its intent to offer, through a private placement, $300,000,000 aggregate principal amount of senior notes due 2019 (the “Notes”), subject to market and other conditions.  The press release relating to the Notes was furnished on Form 8-K filed by the Company on May 26, 2009.  The offering of Notes was increased to $600,000,000 after the press release was issued.  The Company anticipates that the aggregate net proceeds from the offering will be approximately $568,110,000.

                The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), or otherwise subject to the liabilities of that section, and shall not deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	May 27, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer